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                                                                EXHIBIT 5(a)


                [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P.]



                                 June 25, 1997


Board of Directors
Bay View Capital Corporation
1840 Gateway Drive
San Mateo, CA  94404

        Re:  Registration Statement on Form S-3

Members of the Board:

        We have examined (i) the Registration Statement on Form S-3 (the "Registration Statement") filed by Bay View Capital Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of subordinated debt securities (the "Debt Securities") in the aggregate principal amount of $150,000,000, (ii) the Company's Restated Certificate of Incorporation, as amended, and Bylaws and (iii) records of the Company's corporate proceedings relative to the issuance of the Debt Securities.

        We have examined originals, or copies identified to our satisfaction, of such corporate records of the Company and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by the Company. We have relied upon certificates and other written documents from public officials upon government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.
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Board of Directors
Bay View Capital Corporation
June 25, 1997
Page 2

        Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that when (i) the indenture governing the Debt Securities (the "Indenture") has been duly executed and delivered; and (ii) the Debt Securities have been duly issued in accordance with the Indenture and as contemplated by the Registration Statement and the requisite consideration therefor has been received, the Debt Securities will have been validly issued and will constitute binding obligations of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Resitration Statement and the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.


                                                Very truly yours,


                                             /s/Silver, Freedman & Taff, L.L.P.
                                                SILVER, FREEDMAN & TAFF, L.L.P.